THE NETPLEX GROUP, INC.                                              EXHIBIT 11
SCHEDULE RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                          Three Months Ended
                                                                                               March 31,
                                                                               ------------------------------------------
                                                                                     1997                    1996
                                                                               -----------------      -------------------

Primary Earnings(Loss) Per Share:
          Weighted average number of common shares outstanding                        6,577,870                3,197,608
          Common stock equivalents from outstanding stock options                             -   (3)                  -  (3)
                                                                               -----------------      -------------------

          Average shares outstanding                                                  6,577,870                3,197,608

          Net loss                                                                   $ (765,851)             $  (255,638)
                                                                               -----------------      -------------------

          Primary Loss per share                                                     $   (0.12)              $    (0.08)
                                                                               =================      ===================

Fully Diluted Earnings (Loss) Per Share: (2)
          Weighted average number of common shares outstanding                        6,577,870                3,197,608
          Preferred stock convertible into common shares (1)                                  -    (3)                 -
          Common stock equivalents from outstanding stock options                             -    (3)                 -    (3)
                                                                               -----------------      -------------------

          Average shares outstanding                                                  6,577,870                3,197,608

          Net loss                                                                   $ (765,851)             $  (255,638)
                                                                               -----------------      -------------------

          Fully Diluted Loss Per Share (2)                                           $    (0.12)             $     (0.08)
                                                                               =================      ===================

(1)  The Company's convertible preferred stock is not a common stock equivalent.

(2) Fully -diluted EPS is within 3% of Primary EPS and is,thus, not required to be disclosed on the Condensed Consolidated Statement of Operations.

(3) As the Company is in a net loss position the effect of all options and warrants, including common stock equivalents is anti-dilutive and is thus not presented in the computations of loss per common share.